THREE-FIVE SYSTEMS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   EXHIBIT 11
                                   (UNAUDITED)


                                                           THREE MONTHS
                                                          ENDED MARCH 31,

                                                       1996              1995
                                                  -------------     ------------

Common shares outstanding beginning of period         7,735,745        7,691,524

Effect of Weighting Shares:
  Employee stock options exercised                          855            8,596
  Employee stock options outstanding                    303,194          386,018
                                                  -------------    -------------

Primary                                               8,039,794        8,086,138
                                                  =============    =============



Common shares outstanding beginning of period         7,735,745        7,691,524

Effect of Weighting Shares:
  Employee stock options exercised                          855            8,596
  Employee stock options outstanding                    303,195          386,018
                                                  -------------    -------------

Fully diluted                                         8,039,795        8,086,138
                                                  =============    =============

Net income                                        $     722,000    $   3,314,000
                                                  =============    =============



EARNINGS PER COMMON SHARE AND
  COMMON SHARE EQUIVALENT:

Earnings per share

   Primary                                        $        0.09    $        0.41
                                                  =============    =============
   Fully diluted                                  $        0.09    $        0.41
                                                  =============    =============